CHINA BIOLOGIC PRODUCTS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2017

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of China Biologic Products, Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and proxy statement/prospectus, dated [●], 2017 (the "Proxy Statement"), and hereby constitutes and appoints David (Xiaoying) Gao and Ming Yin (the "Proxies"), or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote, as designed below and with the same force and effect as the undersigned, all shares of the Company's Common Stock which the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders to be held on [●], 2017 (the "Annual Meeting"), and at any adjournment or postponement thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1. Elect as Class II Directors the nominees listed below – The Board recommends a vote FOR each of the listed nominees:

1. Sean Shao	**FOR**	☐	**WITHHOLD**	☐
2. Wenfang Liu	**FOR**	☐	**WITHHOLD**	☐
3. David Hui Li	**FOR**	☐	**WITHHOLD**	☐

2. Ratify the appointment of KPMG Huazhen LLP as the Company's independent auditors for fiscal year ending December 31, 2017 – The Board recommends a vote FOR this Proposal.

   FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

3. Approve the compensation of the Company's named executive officers as disclosed in the Proxy Statement – The Board recommends a vote FOR this Proposal.

   FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

4. Advisory vote on the frequency of holding an advisory vote to approve the Company's executive compensation – The Board recommends a vote for ONE YEAR for this Proposal.

   ONE YEAR ☐ **TWO YEARS** ☐ **THREE YEARS** ☐ **ABSTAIN** ☐

5. Adopt the agreement and plan of merger (the "Merger Agreement") by and between the Company and China Biologic Products Holdings, Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company ("CBPO Cayman"), which included a plan of merger required to be filed with the Register of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement (the "Plan of Merger"), pursuant to which the Company will merge with and into CBPO Cayman, with CBPO Cayman as the surviving company upon the merger, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share of CBPO Cayman – The Board recommends a vote FOR this Proposal.

   FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED *FOR* ALL NOMINEES, *FOR* THE RATIFICATION OF THE SELECTION OF KPMG HUAZHEN LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, *FOR* THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION, *FOR* A ONE-YEAR INTERVAL FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND *FOR* THE ADOPTION OF THE MERGER AGREEMENT AS DISCLOSED IN THE PROXY STATEMENT. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED [●], 2017 IS UNABLE TO SERVE OR WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated [●], 2017, and the 2016 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name

____

Name *(if joint)*

____

Date ______________, 2017

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer of the corporation. No postage is required if returned in the enclosed envelope.